Exhibit 99.1

For Immediate Release

Contact:
Gregory Burns
Chief Executive Officer
Clark Holdings Inc.
(646) 495-5094

CLARK HOLDINGS INC. ANNOUNCES DIRECTOR RESIGNATION

Trenton, NJ – July 31, 2009 – Clark Holdings Inc. (“Clark”) (NYSE AMEX: GLA) announced today that Kenneth Saunders informed Clark’s board of directors that he was resigning from the board effective July 31, 2009.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media industry.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark’s filings with the Securities and Exchange Commission. Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.